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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employee Thrift Plan of our report dated June 17, 2003, with respect to the financial statements and supplemental schedule of Arch Coal, Inc. Employee Thrift Plan included in this Annual Report on Form 11-K for the years ended December 31, 2002 and 2001.




/S/ Rubin, Brown, Gornstein & Co. LLP
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Rubin, Brown, Gornstein & Co. LLP


June 20, 2003